ISO AGENT # MyECHECK

SECURE payment systems

**"SPS CHECK VERIFY AGREEMENT"**

MID # MYF00

The undersigned ("**Subscriber**") having Federal Tax ID # 20-1804354 hereby engages Secure Payment Systems ("**SPS**") to act as agent in providing check verification services in accordance with this Agreement ("Agreement").

| **SERVICE PROVIDED TO:** | **BILL TO:** (leave blank if same as "SERVICE PROVIDED TO") |
|---|---|
| DBA: MyECHECK, INC. # Yrs in Business 4 | DBA: |
| Phone Number: (916) 932-0087 Fax # (916) 939-2003 | Phone Number: ( ) Fax # ( ) |
| Address: 1190 SUNCAST LN, SUITE #5 | Address: |
| City/State/Zip: ELDORADO HILLS, CA 95762 | City/State/Zip: |
| Contact Name: JAMES HEIDINGER | Contact Name: |
| Email Address: JAMES.HEIDINGER@MYECHECK.COM | Email Address: |
| WebSite Address: WWW.MYECHECK.COM | WebSite Address: |

What Does This Business Sell? CHECK PROCESSING SERVICES Retail ___ Wholesale ___

How is Product Sold (i.e. Internet, Telemarketing, TV Infomercials ?) and Where (Local, Regional, Nationwide ?), and To Whom (Consumers, Businesses, Both ?)

Current ~~Credit Card~~ CHECK Volume: ~~Annual~~ YTD $ 46MM Last Month $ 9844189 Average Transaction Amount $ 48.00

Current Credit Card Charge Back Volume: ~~Annual~~ YTD $ NA Last Month $ NA Average Charge Back Amount $ NA

**BUSINESS CREDIT REFERENCES:** (required)

Business Name (1) RIBEIRO DEVELOPMENT Contact DAYNA PALMER Title LEASE MNGR Phone # 916-933-3311

Business Name (2) J M DUTTON Contact JOHN DUTTON Title CEO Phone # 916-960-0623

**BUSINESS OWNERSHIP INFORMATION:** (required)

Owner/Partner (1) Name: EDWARD STARRS % Ownership 49 SSN # ________ Drivers License # B8132240 State CA

Owner/Partner (2) Name: ________ % Ownership ___ SSN # ________ Drivers License # ________ State ___

**SERVICE FEES:**

**Warranty Service:** Not Provided Herein

**Verification Fee:** $ ~~.35~~ 0.25 per electronic inquiry **Monthly Minimum:** ~~$25.00~~ **General Fees:** ~~$5.00 Statement Fee~~ **Application / Set-Up:** ~~$25~~

**ACH ACCOUNT INFORMATION:** (original or fax copy of business check is required)

**Subscriber Financial Institution:** FIRST REGIONAL BANK **City / State:** AGOURA HILLS, CA

**Subscriber ABA Transit Number:** 122242597 **Subscriber Account Number:** 775316055

On the 10th of each month (or the preceding Friday if the 10th is a Saturday / Sunday or bank holiday Monday) Subscriber authorizes its Financial Institution to charge Subscriber's account and pay SPS by electronic funds transfer the total amount due in Subscriber's monthly invoice. Subscriber agrees that SPS invoices, if any, and reports shall only be delivered to Subscriber via an SPS provided online, WEB interface. Subscriber agrees that this electronic debit authorization shall remain in effect until and unless such is revoked in writing upon the mutual consent of the parties. In connection with this application and approval thereof, Subscriber authorizes SPS or its agents to procure investigative consumer and/or business reports and understand that such reports may contain data about personal financial stability and character.

**AGREEMENT:** This Agreement includes all of the terms and conditions on the reverse side (or if not on the reverse then on a separate sheet) and has been executed on behalf of and by the authorized management of each party as of the date written below in multiple copies each being effective as an original. Subscriber acknowledges, accepts, and agrees to be bound by all terms & conditions, even if not provided or shown such at the time Subscriber executes this Agreement, and that the absence of viewing such therefore does not invalidate or create a waiver or breach of this Agreement. At any time, Subscriber may request the terms and conditions by email to Hellerman@securepaymentsystems.com

Accepted By: [signature] 9/18/08 [signature] 9/18/08

Subscriber Signature Date Authorized Signature for ACH debit Date

EDWARD STARRS CEO EDWARD STARRS CEO

Printed Name Title Printed Name Title

Approved SPS Management Date